UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2019

SITO MOBILE, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-37535	13-4122844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ	07310
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 984-7085

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SITO	The Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Executive Officer

On August 12, 2019, Terrance S. Lynn resigned as Chief Financial Officer of SITO Mobile, Ltd. (the “Company”). Mr. Lynn resigned for personal reasons.

Appointment of Chief Financial Officer

On August 13, 2019, following the resignation of Mr. Lynn, the Board of Directors appointed Gregg H. Saunders as Chief Financial Officer of the Company.

Mr. Saunders has over three decades of experience assisting companies across multiple industries, including telecommunications and media. Since 2014 and from 2001 to 2007, Mr. Saunders has provided certified public accounting services as an independent consultant, during which time he has analyzed and evaluated financial reporting data submitted to the SEC by numerous U.S. public companies and advised on fundraising efforts. From 2007 to 2014, he was Director, US GAAP Research and Lead Taxonomist of XBRL U.S., Inc., where he was involved in the architecture, development, publishing, support and maintenance of the U.S. GAAP eXtensible Business Reporting Language (“XBRL”) taxonomies. In that role, he provided accounting and financial reporting insight to Fortune 500 companies, developed and taught XBRL fundamentals to numerous companies and professionals, spoke at many state society meetings and national conferences, and coordinated and interfaced with the Financial Accounting Standards Board and the Securities and Exchange Commission, software developers, and preparers in connection with the XBRL initiative. From 2001 to 2004, Mr. Saunders served as the chief financial officer of an entity providing a proprietary product to the commercial relocation industry. From 1986 to 2001, Mr. Saunders was a partner and senior manager with KPMG LLP, where he co-led transaction advisory services, led assurance teams on global engagements, developed and counseled many professionals and serviced entities across multiple industries. Mr. Saunders is a Certified Public Accountant and a member of the American Institute of CPAs and the New York and Connecticut state societies.

The Company entered into a letter agreement with Mr. Saunders dated August 14, 2019 (the “Offer Letter”), whereby the Company agreed to pay Mr. Saunders an annual base salary of $275,000. Mr. Saunders will also be eligible to participate in Company benefits plans. The foregoing description of the terms of the Offer Letter does not purport to be complete and is qualified in its entirety to the full text of the Offer Letter, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

There are no arrangements or understandings between Mr. Saunders and any other person pursuant to which Mr. Saunders was selected as an officer, and there are no transactions in which the Company is a party and in which Mr. Saunders has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On August 15, 2019, the Company issued a press release to announce the appointment of Mr. Saunders as the Chief Financial Officer of the Company. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Offer Letter dated August 14, 2019 between SITO Mobile, Ltd. and Gregg Saunders

99.1	Press Release, dated August 15, 2019

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SITO MOBILE, LTD.
(Registrant)

Date: August 15, 2019	/s/ Thomas J. Pallack
Name: Thomas J. Pallack
Title: Chief Executive Officer

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